EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Amendment No. 2 to Form S-4 No. 333-139790) of Reliance Steel & Aluminum Co. and the related Prospectus, the Registration Statement (Form S-8 No. 333-82060) pertaining to the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 333-133204) pertaining to the Earle M. Jorgensen Company 2004 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-133221) pertaining to the Earle M. Jorgensen Retirement Savings Plan, and the Registration Statement (Form S-8 No. 333-136290) pertaining to the Reliance Steel & Aluminum Co. Amended and Restated Stock Option and Restricted Stock Plan, of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedule of Reliance Steel & Aluminum Co., Reliance Steel & Aluminum Co. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Reliance Steel & Aluminum Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG LLP
Los Angeles, California
February 28, 2007

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